EXHIBIT 10.18

                 EMPLOYMENT AGREEMENT DATED JANUARY 23, 1997
            BETWEEN UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC.
                               AND JON G. KEITH




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                             EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT is made this 23rd day of January, 1997, by and between UCI Medical Affiliates of South Carolina, Inc., a South Carolina corporation (UCI), and Jon G. Keith ("Employee").

      WHEREAS, UCI is a wholly-owned subsidiary of UCI Medical Affiliates, Inc., a Delaware Corporation ("Parent");

      WHEREAS, Doctor's Care, P.A., a South Carolina corporation ("Doctor's Care"), is an affiliate of UCI and shall benefit from this Agreement; and

      WHEREAS, UCI desires to employ Employee and Employee desires to be employed by UCI, in accordance with the terms and conditions hereinafter set forth:

      NOW, THEREFORE, in consideration of the mutual promises herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

      1. Employment. UCI hereby agrees to employ Employee to perform the duties described in Section 3 below subject to and in accordance with the terms and conditions hereof, and Employee hereby accepts such employment.


      2. Term. Employee's employment shall commence on the 27th day of January, 1997, and shall continue for a period of three (3) years unless earlier terminated in accordance with the provisions of Section 8 of this Agreement.

      3.    Duties of Employee.

            A. In accepting employment by UCI, Employee shall undertake and assume the responsibility of performing for and on behalf of UCI the duties of the Chief Operating Officer of UCI in Columbia, South Carolina. Except with his written consent, Employee shall not be assigned to any other position or required to spend a significant amount of time assigned to any location(s) outside of Richland or Lexington Counties, South Carolina.

            B. During the term of this Agreement, Employee shall be a full-time employee of UCI, and shall devote his full working time and efforts to his duties hereunder. Employee shall perform all of his duties hereunder to the best of his ability and shall not, directly or indirectly, engage or participate in any activities in conflict with the best interests of UCI. Without limiting the generality of the foregoing, Employee shall not engage in any activity for compensation or pecuniary gain other than his employment hereunder and passive investing for the account of himself or members of his household. "Passive investing" shall include, but not be limited to the owning and leasing of real properties and the ownership of securities, partnership interests or other investments which do not require active participation by Employee during Employee's normal work day.

      4. Compensation. As compensation for the services to be rendered by Employee for UCI under this Agreement, Employee shall be compensated by UCI on the following basis:

            A. Base Salary; Signing Bonus. During the term of this Agreement Employee shall receive from UCI an annual salary of One Hundred Fifteen Thousand Dollars ($115,000), payable in pay periods as determined by UCI, but in no event less frequently than monthly (the "Base Salary"). In addition, Employee shall be entitled to receive a "signing" bonus of Six Thousand Dollars ($6,000), payable within 15 days after the commencement of his employment.

            B. Dues. During the term of this Agreement, UCI shall pay the initiation or initial membership



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fee and all dues of Employee as a member of one private dining/social club, so long as the aggregate annualized cost for such fees and dues does not exceed Two Hundred Dollars ($200) per month, for the purpose of entertainment of UCI's clients in connection with the performance of the duties of Employee.

            C. Vacation. During the term of this Agreement Employee shall be entitled to a total of 10 business days of paid vacation during the first two years of this Agreement and 15 business days during the third year and, if this Agreement is extended by mutual agreement, thereafter. Such vacation days are to be taken at such time or times as Employee may reasonably request, subject to UCI's convenience and prior approval, which approval shall not be unreasonably withheld. Vacation time may cumulate from year to year up to a maximum of 60 days.

            D. Automobiles. During the term of this Agreement, UCI shall provide to Employee the use of one automobile, at least comparable to a new Toyota Avalon, with all gasoline, taxes, insurance, maintenance and repairs to be paid by UCI.

            E. Reimbursement For Expenses. During the term of this Agreement, UCI shall reimburse Employee for all reasonable expenses incurred by Employee for the benefit of UCI in the performance of his duties hereunder; provided, however, reimbursement for aggregate expenses each calendar year in excess of $7,500 shall require the prior written approval of the CEO of UCI.

            F. Other Benefits. During the term of this Agreement, Employee shall receive from UCI such other benefits (e.g., family health insurance coverage, life insurance coverage, participation in pension plans, and participation in stock option plans of Parent, etc.) reasonably comparable to, and no worse than, those benefits, if any, generally provided to other senior executives of UCI. Additionally, UCI will furnish to Employee, at UCI's expense, a term life insurance policy that at the time of his death will pay to his spouse or other designated beneficiary(s) a benefit of at least two times Employee's Base Salary. The health insurance coverage shall begin immediately as of the effective date of Employee's employment, but if the insurer requires a waiting period prior to coverage, UCI shall reimburse Employee for the amount of premiums payable by him for family coverage under the plan of his prior employer, promptly upon presentation to UCI of the premium notice(s).

            G. Incentive Bonus. During the term of this Agreement, annually on or about the end of UCI's fiscal year, Employee shall be eligible to receive from UCI an incentive bonus up to 20% of his Base Salary, provided that he has met or exceeded the performance criteria set forth in Exhibit "A", to be attached hereto. It is acknowledged that, upon the signing of this Agreement, the final terms of Exhibit "A" have not been negotiated; however, UCI and Employee agree to negotiate in good faith to reach mutual agreement on the performance criteria to be incorporated into Exhibit "A", within forty-five (45) days of the date of Employee's commencement of employment. Exhibit "A" will be signed by UCI and Employee and may be amended by mutual written agreement from time to time.

            H. Stock Options. UCI hereby agrees to grant to Employee an option to purchase 60,000 shares of common stock of Parent (the "Option Shares") pursuant to the terms of the 1994 Incentive Stock Option Plan (the "Plan") attached hereto as Exhibit "B". With respect to the plan and the Option Shares, UCI represents and warrants to Employee as follows:

                  (i) The Plan was duly approved by Parent's shareholders and is in full force and effect, and the Option Shares are available for issuance thereunder to Employee, as an employee of UCI;

                  (ii) Parent has taken any actions necessary or appropriate to reserve the Option Shares for issuance to Employee, and the Directors of Parent and the Stock Option Committee have approved the execution by M. F. McFarland, III, M.D., as CEO of UCI, of the Incentive Stock Option Agreement attached hereto as Exhibit "C".




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                  (iii) The Plan and the Option Shares have been registered for public sale pursuant to an S-8 Registration Statement No. 333-02943 dated May 29, 1996; and

                  (iv) UCI acknowledges that the grant of the Incentive Stock Options was a material factor in Employee's decision to accept employment with UCI.

      5. Confidentiality and Secrecy. Employee acknowledges that in and as a result of his employment hereunder, he will be making use of, acquiring, and/or adding to confidential information of a special and unique nature and value relating to UCI, Parent, and Doctor's Care's business, including without limitation technological know-how, copyrights, proprietary information, trade secrets, systems, procedures, manuals, confidential reports, records, operational expertise, lists of customers and projects, the nature and type of services rendered by UCI, Parent and Doctor's Care, the equipment and methods used and preferred by UCI customers, and the fees paid by them (all of which are deemed for all purposes confidential and proprietary). As a material inducement to UCI to enter into this Agreement and to pay Employee the compensation stated in Section 4 herein, Employee covenants and agrees that during the term of his employment hereunder, and for five (5) years after the termination thereof, he shall not, directly or indirectly, make use of, or disclose to any person, any confidential information of UCI, Parent, and/or Doctor's Care.

      6. Covenants Against Competition. In view of the unique value to UCI of the services of Employee for which UCI has contracted hereunder, because of the confidential information to be obtained by or disclosed to Employee, as hereinabove set forth, and because of the employment of Employee hereunder will result in Employee's development of a unique relationship with customers, suppliers and employees, as a material inducement to UCI to enter into this Agreement and to pay to Employee the compensation stated in Section 4 hereof, Employee covenants and agrees as follows:

            A. During the employment of Employee hereunder, and for a period of two (2) years after the termination of the employment of Employee hereunder for any reason, Employee shall not directly or indirectly solicit or divert employment of any employee of UCI, Parent, or Doctor Care's business or employ any person employed by UCI, Parent and/or Doctor's Care during the term of Employee employment by UCI.

            B. During the employment of Employee hereunder, and for a period of two (2) years after the termination of Employee hereunder for any reason, Employee shall not directly or indirectly solicit, divert, or convert, or assist another person or entity to solicit, divert or convert, the customers of UCI, Parent, and/or Doctor's Care to any other company or entity.

            C. During the employment of Employee hereunder, and for a period of one (1) year after the termination of Employee's employment with UCI for any reason other than UCI's termination of Employee "without cause" as defined in
Section 8 hereof, Employee shall not within the geographic area specified below engage in any business or perform any services, directly or indirectly, in competition with the business of UCI, Parent and/or Doctor's Care or have any interest, whether as a proprietor, partner, employee, stockholder (directly or beneficially), principal, agent, consultant, director, officer, or in any other capacity or manner whatsoever, in any consultant, director, officer, or in any other capacity or manner whatsoever, in any enterprise that shall so engage; except that Employee shall be permitted to own for investment purposes only, directly or beneficially, up to (but not more than) 2% in the aggregate of the stock of a competing corporation which is publicly traded on a national stock exchange or the NASDAQ National Market System, so long as Employee is not a controlling person of, or a member of a group that controls, such corporation and Employee is not otherwise affiliated in any capacity with such corporation. The restrictions of this Section 6(c) shall apply everywhere within a five (5) mile radius of (1) any primary or urgent care facility owned or operated by UCI, Parent, or Doctor's Care, and (iii) each other location where UCI, Parent, or Doctor's Care maintains an office which is in existence as of the date of such termination.




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      7.    Reasonableness, Enforceability and Remedies.

            A. Employee has carefully read and considered the provisions of Sections 5, 6, and 7, and, having done so, agrees that the restrictions set forth in these Sections, including, but not limited to, the time period of restriction and geographic limitations set forth in Section 6, are fair and reasonable and are reasonably required for the protection of the interest of UCI, Parent and Doctor's Care and their respective officers, directors, shareholders and employees.

            B. In the event that, notwithstanding the foregoing, any of the provisions of Sections 5, 6, or 7 hereof or any parts thereof shall be held to be invalid or unenforceable, the remaining provisions or parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable portions or parts had not been included therein. In the event that any provision of Sections 5 or 6 hereof relating to the time period and/or geographic restrictions and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or geographic restrictions and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.

            C. Employee acknowledges that the services he is to render are of a special and unusual character with a unique value to UCI, Parent, and Doctor's Care, the loss of which cannot adequately be compensated by damages in an action at law. In the event of a breach or threatened breach by Employee of any provision of Sections 5 or 6 hereof, UCI, Parent, and Doctor's Care, in addition to and not in limitation of, any other rights, remedies, or damages available to UCI, Parent, and Doctor's Care under this Agreement, shall be entitled to a permanent injunction in order to prevent or restrain any such breach by Employee and/or any person or entity directly or indirectly acting for or with Employee.

            D. Employee covenants and agrees that if he shall violate any of his covenants or agreements under Sections 5 or 6 hereof, UCI, Parent, and Doctor's Care shall be entitled to: (1) an accounting and repayment of all profits, compensation, commissions, remuneration, or other benefits that Employee directly or indirectly has realized and/or is likely to realize as a result of, growing out of, or in connection with any such violation; (ii) recover actual damages incurred by UCI, Parent and Doctor's Care as a result of any such violation; (iii) any injunctive relief to which UCI, Parent and Doctor's Care are or may be entitled at law or in equity or under this Agreement; and (iv) exercise its other rights respecting a breach of this Agreement as set forth herein.

            E. The obligations of Employee under Sections 5 and 6 hereof shall survive any termination of employment hereunder, except that the provisions of
Section 6(c) shall not apply in the event of a termination by UCI of Employee's employment without cause pursuant to Section 8(B) below.

      8.    Termination.

            A. For Cause by UCI. Notwithstanding any other provision hereof, UCI may terminate the employment of Employee under this Agreement immediately at any time for "cause", upon written notice to Employee. For purposes hereof, the term "cause" shall be defined as the commission of any of the following by Employee: embezzlement; theft; fraudulent breach of trust; indictment of a felony or a misdemeanor involving moral turpitude; drug or alcohol addiction; repeated incompetence in the performance of material duties on behalf of UCI; gross negligence or willful misconduct detrimental to UCI's business; violation of the terms and provisions of this Agreement; or willful or recurring refusal to comply with reasonable, good faith instructions of UCI or Parent. All compensation (including without limitation the Base Salary, and all perquisites and fringe benefits) to which Employee would otherwise be entitled, shall be discontinued and forfeited as of the effective date of such termination.

            B. Without Cause by UCI. UCI may terminate this Agreement "without cause" at anytime upon sixty (60) days prior written notice to Employee. In the event of such termination, Employee shall be paid: a lump sum severance payment equal to two times Employee's Base Salary for the remaining term of this Agreement. All other compensation (including without limitation any perquisites and fringe benefits, if any) to which Employee would otherwise be entitled (for periods after the effective date of such termination) shall be discontinued and forfeited as of the effective date of such termination.

            C. Termination By Employee. Employee may with or without cause terminate this Agreement upon 90 days prior written notice to UCI. In the event of such termination, all compensation (including without limitation the Base Salary and any perquisites and fringe benefits, if any) to which Employee would otherwise be entitled (for periods after the effective date of the termination) shall be discontinued and forfeited as of the effective date of such termination.

            D. Disability. In the event of the disability (as defined below) of Employee during the term of his employment with UCI, Employee's employment under this Agreement shall terminate. For purposes of this Agreement, "disability" shall mean the inability of Employee, due to sickness or other incapacity, to perform his duties under this Agreement for a period in excess of one hundred eighty (180) substantially consecutive days. Such termination shall become effective upon the expiration of such one hundred eighty (180) day period. Upon termination of employment under this Agreement due to the disability of Employee, then Employee shall be entitled to payment of his Base Salary and other benefits up to the date of termination.

            E. Death. In the event Employee dies during the term of this Agreement, this Agreement shall terminate and UCI shall pay to the estate of Employee all Base Salary accrued but unpaid through the date of the death of Employee, together with any incentive bonus amounts which have accrued but are unpaid at the time of his death.

      9. Burden and Benefit. This Agreement shall be binding upon, and shall inure to the benefit of UCI, Parent, Doctor's Care, and Employee, and their respective heirs, personal and legal representatives, successors, and assigns.

      10. Assignment. This Agreement and any rights hereunder are personal to Employee and shall not be assigned or otherwise transferred by Employee.

      11. Governing Law/Jurisdiction. The construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of South Carolina. Employee and UCI hereby (1) agree that any litigation, action or proceeding arising out of or relating to this Agreement may be instituted in a state or federal court in Columbia, South Carolina, (ii) waive any objection which they might have now or hereafter to any such litigation, action or proceeding based upon improper venue or inconvenient forum, and (iii) irrevocably submit to the jurisdiction of such courts in any such litigation, action or proceeding. For all purposes of this Agreement, Employee and UCI hereby further agree that service of process upon either party may be effected pursuant to United States mail.

      12. Usage. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Terms such as "hereof', "hereof', "herein" and words of similar import shall refer to this Agreement in its entirety and all references shall refer to specified portions of this Agreement, unless the context clearly requires otherwise.

      13. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect validity and enforceability of any other provision.

      14. Notice. Any notice, request, approval, consent, demand or other communication hereunder shall be effective if in writing and upon the first to occur of the following (1) upon receipt by the party to whom such notice, request, approval, consent, demand or other communications being given; or (ii) three (3) business days after being duly deposited in the U. S. Mail, Certified, Return Receipt Requested, and addressed as follows:

            To Employee:          Jon G. Keith
                                  320 Post Oak Way
                                  Columbia, SC  29212

            To UCI:               UCI Medical Affiliates of South Carolina, Inc.
                                  1901 Main Street, Suite 1200
                                  Mail Code 1105
                                  Columbia, SC 29201
                                  Attention:  M. F. McFarland, III, MD

The parties hereto may change their respective addresses by notice in writing given to the other parties within this Agreement.

      15. Entire Agreement. This Agreement contains the entire agreement and understanding by and between UCI and Employee with respect to the employment of Employee and no representations, promises, agreements, or understandings, written or oral not contained herein shall be of any force or effect. No change or modification of this Agreement shall be valid or binding unless it is in writing and signed by the party against whom the waiver is sought to be enforced. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or at any other time.

      16. Litigation Expenses. If either party should institute litigation against the other party to enforce its rights under this Agreement, the prevailing party in such action shall be entitled to recover its litigation costs and expenses, including without limitation, reasonable attorneys fees.

      IN WITNESS WHEREOF, UCI and Employee have duly executed this Agreement under seal to be effective as of the day and year first above written.

IN THE PRESENCE OF:


                                    UCI MEDICAL AFFILIATES OF
                                    SOUTH CAROLINA, INC.
/s/ Elaine H. Fowler
/s/ Patricia J. Hammond             By:  /s/ M.F. McFarland, III, M.D.   (SEAL)
                                        ----------------------------------------
                                         M. F. McFarland, III, M.D.
                                         Chief Executive Officer

/s/ Elaine H. Fowler
/s/ Pat Paschal                     /s/ Jon G. Keith (SEAL)
                                    ----------------------------
                                    Jon G. Keith





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                                   EXHIBIT A

                         UCI Medical Affiliates, Inc.

                     Executive Bonus Plan for Jon G. Keith
                             Bonus Potential - 20%


                                                                             Percentage of
                                                                             Bonus Earned
                                                                            ---------------

1.  Site Development      Develop feasibility plan for new facilities and begin      10%
                          implementation within six months of commencement of
                          employment

2. Diagnostic Service     Develop plan and proforma for diagnostic                   5%
                          facility concept within twelve months and be prepared to
                          implement within eighteen months of commencement of
                          employment

3. Clinic Organization    Develop a standardization plan for all clinic sites       25%
                          that attempts to bring consistency to the organization
                          and operation of each site within nine months of
                          commencement of employment

4. Business Planning      Develop and begin implementation of                       20%
                          comprehensive bussiness plan that includes all 29
                          facilities within twelve months of commencement of
                          employment

5. Budget                 Attain budgeted net income for the UCI (less              25%
                          extraordinary items not within Employee's control),
                          annually

6. Specialty
     Integration          Develop, plan and initiate dialog with local              15%
                          hospitals that may lead to acquisitions, mergers or
                          cooperative ventures



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                                  EXHIBIT B


                          UCI MEDICAL AFFILIATES, INC.
                        INCENTIVE STOCK OPTION AGREEMENT

                         GRANT OF INCENTIVE STOCK OPTION

                         Date of Grant: January 27, 1997



      THIS GRANT, dated as of the date of grant first stated above (the "Date of Grant"), is delivered to UCI Medical Affiliates, Inc., a Delaware corporation (the "Company"), to Jon G. Keith,(the "Grantee"), who is an officer or employee of the Company or a subsidiary of the Company.


      WHEREAS, the Board of Directors of the Company (the "Board") has adopted, subject to shareholder approval, the UCI Medical Affiliates, Inc. 1994 Incentive Stock Option Plan (the "Plan"); and,

      WHEREAS, the Plan provides for the granting of incentive stock options by the Board to officers and employees of the Company and its subsidiaries to purchase shares of the Common Stock of the Company (the "Stock"), in accordance with the terms and provisions thereof; and,

      WHEREAS, the Board considers the Grantee to be a person who is eligible for a grant of incentive stock options under the Plan, and has determined that it would be in the best interest of the Company to grant the incentive stock options documented herein.

      NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:


1. Grant of Option. Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Board, hereby grants to the Grantee, as of the Date of Grant, an option to purchase up to 60,000 shares of Stock at a price of $2.75 per share, the fair market value on the date hereof. Such option is hereinafter referred to as the "Option" and the shares of Stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares". The Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option (as such term is defined under Section 422 of the Internal Revenue Code of 1986 (the "Code")).


2. Installment Exercise. Subject to such further limitations as are provided herein, the Option shall become exercisable in three (3) installments, the Grantee having the right hereunder to purchase from the Company the following number of Option Shares upon exercise of the Option, on and after the following dates, in cumulative fashion:

      (a) on and after the first anniversary of the Date of Grant, up to one-third (ignoring fractional shares) of the total number of Option Shares;

      (b) on and after the second anniversary of the Date of Grant, up to an additional one-third (ignoring fractional shares) of the total number of Option Shares; and,

      (c) on and after the third anniversary of the Date of Grant, the remaining Option Shares.




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3.    Termination of Option.

      (a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of ten (10) years from the Date of Grant (the "Expiration Date").

      (b) Upon the occurrence of the Grantee's ceasing for any reason to be employed by the Company (such occurrence being a "termination of the Grantee's employment"), the Option, to the extent not previously exercised, shall terminate and become null and void immediately upon such termination of the Grantee's employment, except in a case where the termination of the Grantee's employment is by reason of retirement, disability or death, the Option may be exercised during the following periods, but only to the extent that the Option was outstanding and exercisable on any such date of retirement, disability or death:

      (i) the one-year period following the date of such termination of the Grantees employment in the case of a disability (within the meaning of Section 22(e)(3) of the Code),

      (ii) the six-month period following the date of issuance of letters testamentary or letters of administration to the executor or administrator of a deceased Grantee, in the case of the Grantee's death during his employment by the Company, but not later than one year after the Grantee's death, and

      (iii) the three-month period following the date of such termination in the case of retirement on or after attainment of age 65, or in the case of disability other than as described in (i) above.

In no event, however, shall any such period extend beyond the Expiration Date.

      (c) In the event of the death of the Grantee, the Option may be exercised by the Grantee's legal representative(s), but only to the extent that the Option would otherwise have been exercisable by the Grantee.

      (d) A transfer of the Grantee's employment between the Company and any subsidiary of the Company, or between any subsidiaries of the Company, shall not be deemed to be a termination of the Grantee's employment.

      (e) Notwithstanding any other provisions set forth herein or in the Plan, if the Grantee shall (i) commit any act of malfeasance or wrongdoing affecting the Company, (ii) breach any covenant not to compete or employment contract with the Company, or (iii) engage in conduct that would warrant the Grantee's discharge for cause (excluding general dissatisfaction with the performance of the Grantee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon the Company), any unexercised portion of the Option shall immediately terminate and be void.

4.    Exercise of Options.

      (a) Subject to such further limitations as are provided herein, the Option shall be exercisable at any time and from time to time during the period commencing one (1) year from the Date of Grant and ending ten (10) years (five
(5) years for 10 percent shareholders as described in the Plan) from the Date of Grant. The Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

      (b) Full payment (in U.S. dollars) by the Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Secretary, in whole or in part through the surrender of previously acquired shares of Stock at their fair market value on the exercise date.

      On the exercise date specified in the Grantee's notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Stock or reacquired Stock, as the Company may elect) upon full payment of such Option Shares. The Grantee shall upon each exercise of a part or all of the option granted represent and warrant that his purchase of stock pursuant to such option is for investment only, and not with a view to distribution involving a public offering. The obligation of the Company to deliver Stock shall, however, be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

      (c) If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee's right to purchase such Option Shares may be terminated by the Company. The date specified in the Grantee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

5. Adjustment of and Changes in Stock of the Company. In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision, consolidation or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company, the Board may make such adjustment as it deems appropriate in the number and kind of shares of Stock subject to the Option or in the option price; provided, however, that no such adjustment shall give the Grantee any additional benefits under the Option.

6. No Rights of Stockholders. Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or usable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

7. Non-Transferability of Option. During the Grantee's lifetime, the Option hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the Rules thereunder, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Grantee and it shall thereupon become null and void.

8. Employment Not Affected. Neither the granting of the Option nor its exercise shall be construed as granting to the Grantee any right with respect to continuance of employment with the Company or any of its subsidiaries. Except as may otherwise be limited by a written agreement between the Company and the Grantee, the right of the Company or any subsidiary of the Company to terminate at will the Grantee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company or any subsidiary of the Company, as the employer, and is acknowledged by the Grantee.

9. Amendment of Option. The Option may be amended by the Board or the Committee at any time (i) if the Board or the Stock Option Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.

10. Notice. Any notice to the Company provided for in this instrument shall be addressed to it in care of its Secretary at its executive offices at 1901 Main Street, Suite 1200, Mail Code 1105, Columbia, South Carolina 29201, and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll records of the Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

11. Incorporation of Plan by Reference. The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Stock Option Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

12. Governing Law. The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of South Carolina, except to the extent preempted by federal law, which shall to such extent govern.

      IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Grant of Incentive Stock Option, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

                                          UCI MEDICAL AFFILIATES, INC.


                                          By:   /s/ Jerry F. Wells, Jr.
                                          --------------------------------------
                                          Its: EVP of Finance and Chief
                                              Financial Officer



                                          ACCEPTED AND AGREED TO:


                                          By:   /s/ Jon G. Keith
                                          -----------------------------------
                                                Jon G. Keith, Grantee